                                 March 15, 2000

Dear Fellow Shareholders:

          It is our pleasure to invite you to attend Atlantic BancGroup Inc.'s Annual Meeting of Shareholders. The Annual Meeting will be held at the Sea Turtle Inn, One Ocean Boulevard, Atlantic Beach, Florida on Thursday, April 27, 2000, at 2:00 p.m., Eastern Standard Time.

         The Notice of the Annual Meeting of Shareholders and Proxy Statement attached to this letter describe the formal business that will be transacted at the Annual Meeting and provide material information concerning that business. Directors and officers of Atlantic BancGroup, Inc., as well as a representative of the accounting firm, Stevens, Sparks & Company, P.A. will be present at the Annual Meeting to respond to your questions.

         YOUR VOTE IS IMPORTANT. Please sign, date and mail the enclosed Proxy Card promptly in the postage-paid envelope which has been provided for your use. If you attend the Annual Meeting and prefer to vote in person, you will be given that opportunity.

         On behalf of the Board of Directors and all the employees of Atlantic BancGroup, Inc., we look forward to seeing you at the Annual Meeting.

                  Sincerely,


                  Donald F. Glisson, Jr.           M. Michael Witherspoon
                  Chairman of the Board            Chief Executive Officer

                      ------------------------------------
                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 27, 2000
                      ------------------------------------


         NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders of Atlantic BancGroup, Inc., Jacksonville Beach, Florida ("Annual Meeting"), will be held at the Sea Turtle Inn, One Ocean Boulevard, Atlantic Beach, Florida on April 27, 2000, at 2:00 p.m., Eastern Standard Time, for the following purposes:

         (1) To elect three Class 1 directors (terms to expire in 2001), three Class II directors (terms to expire 2002), and three Class III directors (terms to expire in 2003) (Proposal I);

         (2) To ratify the appointment the firm of Steven, Sparks & Company, P.A. as the independent certified public accountants for Atlantic BancGroup, Inc. and its wholly-owned subsidiaries, for the fiscal year ending December 31, 2000 (Proposal II);

         (3) To approve the adjournment of the Annual Meeting to solicit additional proxies in the event that there are not sufficient votes to approve any one or more of the proposals (Proposal
                  III); and

         (4) To transact any other business as may properly come before this Annual Meeting, or any adjournments thereof.

         The Board of Directors has fixed the close of business on March 1, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting. Only holders of common stock of record at the close of business on that date will be entitled to vote at this Annual Meeting, or any adjournments thereof. In the event there are insufficient votes for a quorum to approve any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by Atlantic BancGroup, Inc.

                                              By Order of the Board of Directors



                                              /s/David L. Young
                                              -----------------
                                              David L. Young
                                              Corporate Secretary

Jacksonville Beach, Florida
March 15, 2000

                            ATLANTIC BANCGROUP, INC.

                           Jacksonville Beach, Florida

                                 PROXY STATEMENT

                                       FOR

                       2000 ANNUAL MEETING OF SHAREHOLDERS

General

DATE:             April 27, 2000
TIME:             2:00 P.M. (Eastern Standard Time)
LOCATION:         Sea Turtle Inn, One Ocean Boulevard, Atlantic Beach, Florida

Solicitation and Voting of Proxies

         This Proxy Statement and the accompanying Proxy Card are being furnished to shareholders of record as of March 1, 2000, in connection with the solicitation of proxies by the Board of Directors of Atlantic BancGroup, Inc. ("Atlantic BancGroup"), the parent holding company of Oceanside Bank ("Bank") and Oceanside Mortgage Group, Inc., for use at the Annual Meeting as set forth in the accompanying Notice of Annual Meeting of Shareholders ("Annual Meeting"). Please note that Atlantic BancGroup and its subsidiaries are collectively referred to herein as the "Company".

         Regardless of the number of shares of common stock that you may own, it is important that your shares be represented by proxy or that you are present in person at the Annual Meeting. To assist you in voting, we have enclosed a Proxy Card, which we ask that you sign, date and return in the enclosed postage-paid envelope. Please indicate your vote in the spaces provided on the Proxy Card. Proxies solicited by the Board of Directors of Atlantic BancGroup will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted "FOR" the election of directors; "FOR" the appointment of Steven, Sparks & Company, P.A. as independent auditors for the fiscal year ending December 31, 2000; and "FOR" the adjournment of the Annual Meeting to solicit additional proxies if there are not sufficient votes to approve any one of the proposals. If any other matters are properly brought before the Annual Meeting, the Proxy Committee will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors.

         The Board of Directors knows of no additional business that will be presented for consideration at the Annual Meeting. Execution of the enclosed Proxy Card, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on other business, if any, that may properly come before this Annual Meeting, or any adjournment thereof.

         It is important that proxies be returned promptly. Whether you plan to be present in person at the Annual Meeting or not, please vote, sign and date the enclosed Proxy Card and return it in the enclosed envelope which does not require postage if mailed in the United States.

Revocation of Proxy

         Your presence at this Annual Meeting will not automatically revoke your proxy. You may revoke a proxy, however, at any time prior to its exercise by filing with the Corporate Secretary:

         o        a written notice of revocation;
         o by delivering to Atlantic BancGroup, a duly executed proxy bearing a later date; or
         o        by attending the Annual Meeting and voting in person.

Voting Procedures

         Under the Florida Business Corporation Act ("Act"), directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. Our Bylaws provide that a majority of shares entitled to vote and represented in person or by proxy at a meeting of the shareholders constitutes a quorum. Other matters are approved if affirmative votes cast by the holders of shares represented at a meeting at which a quorum is present and entitled to vote on the subject matter exceed votes opposing the action, unless a greater number of affirmative votes or voting by classes is required by the Act or our Articles of Incorporation. Abstentions and broker non-votes have no effect under Florida law.

         The close of business on March 1, 2000, has been fixed by the Board of Directors as the "Record Date" for determination of shareholders entitled to notice of and to vote at this Annual Meeting, and any adjournments thereof. The total number of shares of common stock outstanding on the Record Date was 595,350 shares.

         Each shareholder of record on the Record Date has the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected. Our Bylaws do not provide for cumulative voting; rather, shareholders have a right to one vote per share owned on any matters presented for shareholder vote. Thus, or example, if a shareholder owns five shares, that shareholder may vote a maximum of five shares for each director to be elected.

Beneficial Ownership

         The information below is furnished regarding persons or apparent groups who are believed to be the beneficial owners of 5% or more of the outstanding shares of Atlantic BancGroup's common stock as of the Record Date.

                                                                 Percent
         Name of Beneficial Owner      Number of Shares          of Class
         ------------------------      ----------------          --------
         M. Michael Witherspoon             45,320(1)              7.33%
         Robin H. Scheiderman               42,000(2)              6.82%
         G. Keith Watson                    54,000(3)              8.69%
-----------------------
(1)  Includes 22,660 shares subject to a presently exercisable warrant.
(2) Includes 21,000 shares subject to a presently exercisable warrant and 1,000 shares owned by Ms. Scheiderman's husband and his sister.
(3) Includes 27,000 shares subject to a presently exercisable warrant and 2,000 shares held by Mr. Watson as custodian for his minor children.

                      ------------------------------------
                    ATLANTIC BANCGROUP, INC. PROXY STATEMENT
          1315 South Third Street, o Jacksonville Beach, Florida 32250         1

Board of Directors Meetings

         During the year ended December 31, 1999, Atlantic BancGroup's Board of Directors held 12 meetings. No director attended fewer than 75% of the total meetings of the Board of Directors for the full year. Atlantic BancGroup currently does not pay Board fees. The Bank, however, pays directors $500 per month for attending Board meetings. Directors who serve on the Loan Committee receive $50 per meeting.

Committees of the Board of Directors

         The Board of Directors of Atlantic BancGroup and the Bank conduct business through meetings of the respective Boards. In 1999, Atlantic BancGroup had only one standing committee, the Audit Committee, which is comprised of the same members that serve on the Bank's Audit Committee. Atlantic BancGroup's Audit Committee met one time during the year. In accordance with proposed Securities and Exchange Commission regulations, Atlantic BancGroup's Audit Committee will now meet, at a minimum, quarterly. The standing committees of the Bank are as follows: Audit Committee, Loan Committee, Asset Liability/Investment Committee, Bank Improvement Committee, and the Y2K Committee.


Board Member                     Board       Audit            ALCO/       Loan        Bank        Year
                                                           Investment             Improvement     2000
------------------------------------------------------------------------------------------------------
Dr. Frank J. Cervone               X                            X
------------------------------------------------------------------------------------------------------
Barry W. Chandler                  X                            X           X           X          X
------------------------------------------------------------------------------------------------------
                                            Chairman

Jimmy D. Dubberly                  X            X                                                  X
------------------------------------------------------------------------------------------------------
                                                            Chairman

Donald F. Glisson, Jr.             X                            X           X           X
------------------------------------------------------------------------------------------------------
Robin E. Scheiderman               X            X               X
------------------------------------------------------------------------------------------------------
Gordon K. Watson                   X                                        X
------------------------------------------------------------------------------------------------------
Conrad L. Williams                 X            X                           X
------------------------------------------------------------------------------------------------------
M. Michael Witherspoon             X                            X           X           X          X
                                                                        Chairman    Chairman

------------------------------------------------------------------------------------------------------
Dennis M. Wolfson                  X                                        X           X
------------------------------------------------------------------------------------------------------

                      ------------------------------------
                    ATLANTIC BANCGROUP, INC. PROXY STATEMENT
          1315 South Third Street, o Jacksonville Beach, Florida 32250         3

ALCO/Investment Committee - Establishes the asset and liability management policies of the Bank, monitors and sets limitations for interest-rate risk and formulate loan pricing.

Loan Committee - Meets as required to act upon loan requests to be handled by the Bank individually or jointly with Citizens Bank.

Audit Committee - Reviews auditing, accounting, financial reporting and internal control functions. Recommends our independent accountant and reviews their services. All members are nonemployee directors.

Year 2000 Committee (for 1999 only) - Met monthly with management to evaluate the progress being made and the steps being taken to ensure that the Company's computer and data processing systems were Year 2000 compliant.

                       PROPOSAL I - ELECTION OF DIRECTORS

         The Board of Directors of Atlantic BancGroup is presently comprised of nine members. The Company's Articles of Incorporation provide that directors shall be divided into three classes, as nearly equal in number as reasonably possible. The term of office of the first class to expire at the first annual meeting; the second class one year thereafter; the third class two years thereafter. No person being nominated as a director is being proposed for election pursuant to any agreement between any person and Atlantic BancGroup.

         The nominees for directors named herein have indicated that they are willing to stand for election and will serve if elected as directors. Should any of the director nominees become unable or unwilling to serve, the proxies will be voted for the election of such other person or persons as the Board of Directors may choose to nominate.

         The affirmative vote of a majority of the outstanding shares of common stock is needed to elect a director. Abstentions and votes withheld for a director will have the same effect as votes against.

         Information relating to the business experience, age and beneficial ownership of the Company's capital stock of each director is set forth below:

                      DIRECTORS WITH TERMS EXPIRING IN 2001
                                CLASS 1 DIRECTORS

Dr. Frank J. Cervone, 47, is a                 24,400 shares of common stock,(1)
director of Atlantic BancGroup and the         4.02% of common stock outstanding
Bank. Dr. Cervone is also a director
of Oceanside Mortgage Group, Inc. He
is an Endodontist, practicing since
1990 in Jacksonville Beach, Florida.
Dr. Cervone is a graduate of the
University of Pittsburgh.


                      ------------------------------------
                    ATLANTIC BANCGROUP, INC. PROXY STATEMENT
          1315 South Third Street, o Jacksonville Beach, Florida 32250         4

Barry W. Chandler, 48, is a director           25,000 shares of common stock,(1)
of Atlantic BancGroup and the Bank.            4.12% of common stock outstanding
Mr. Chandler has served as President
of the Bank since 1996 and President
and CEO since December, 1999. Mr.
Chandler is also the Chairman of Oceanside Mortgage Group, Inc. Prior to joining the Bank, Mr. Chandler was with Ponte Vedra National Bank, Ponte Vedra, Florida from 1990 to 1996. He is a graduate of the Graduate School of Retail Banking Management at the University of Virginia.

Jimmy D. Dubberly, 58, is a director           12,400 shares of common stock,(1)
of Atlantic BancGroup and the Bank.            2.06% of common stock outstanding
Mr. Dubberly is the President of South
Georgia Bank, Glenville, Georgia, a
position he has held since 1986. Mr.
Dubberly attended Armstrong State
College, the University of Georgia and
Louisiana State University.

                        DIRECTORS WITH TERMS
                          EXPIRING IN 2002
                          CLASS 2 DIRECTORS

Donald F. Glisson, Jr., 40, is                 22,600 shares of common stock,(1)
Chairman of the Board of Atlantic              3.80% of common stock outstanding
BancGroup and a director of the Bank.
He is also a director of Oceanside
Mortgage Group, Inc. Since 1982, Mr.
Glisson has served as President of
Triad Financial Services, Inc. in
Jacksonville, Florida. He is a
graduate of Florida State University.

Robin H. Scheiderman, 43, is a                 42,000 shares of common stock,(1)
director of Atlantic BancGroup, and            6.82% of common stock outstanding
the Bank. Ms. Scheiderman is a
self-employed Certified Public
Accountant. She earned a Bachelors
Degree and a Masters Degree from the
University of North Florida and
resides in St. Augustine, Florida.

Gordon K. Watson, 50, is a director of         54,000 shares of common stock,(1)
Atlantic BancGroup, and the Bank. He           8.69% of common stock outstanding
is also a director of Oceanside
Mortgage Group, Inc. Mr. Watson is an
attorney in the law firm of Watson &
Osborne, P.A. in Jacksonville,
Florida. He resides in Ponte Vedra
Beach, Florida and is a graduate of
the University of Florida.

                        DIRECTORS WITH TERMS
                          EXPIRING IN 2003
                          CLASS 3 DIRECTORS

Conrad L. Williams, 70, is a director          10,000 shares of common stock,(1)
of Atlantic BancGroup, and Oceanside           1.67% of common stock outstanding
Bank. Mr. Williams is a retired
veterinarian. He resides in Atlantic
Beach, Florida and is a graduate of
the University of Georgia College of
Veterinarian Medicine.


                      ------------------------------------
                    ATLANTIC BANCGROUP, INC. PROXY STATEMENT
          1315 South Third Street, o Jacksonville Beach, Florida 32250         5

M. Michael Witherspoon, 55, is                 45,320 shares of common stock,(1)
President and CEO and a director of            7.33% of common stock outstanding
Atlantic BancGroup, and the Bank. He
is the Chairman of the Board of
Oceanside Bank. He is also a director
of Oceanside Mortgage Group, Inc. He
previously served from 1992 to 1994 as
President/CEO of the Bank of Dodge
County, Eastman, Georgia and as the
founding President and CEO of the
United Bank and Trust of Rockmart,
Georgia. Mr. Witherspoon is a graduate
of Georgia State University and the
Stonier Graduate School of Banking at
Rutgers University. He resides in
Atlantic Beach, Florida.

Dennis M. Wolfson, 58, is a director           14,250 shares of common stock,(1)
of Atlantic BancGroup, and the Bank.           2.40% of common stock outstanding
Mr. Wolfson is a self employed real
estate developer and investor. Mr.
Wolfson is a trustee and executive committee member of Wolfson Children's Hospital, Jacksonville, Florida. He is a graduate of the University of Georgia and resides in Jacksonville, Florida

                        NON-DIRECTOR OFFICER

David L. Young, 54, is Executive Vice          4,000 shares of common stock, (1)
President and Chief Financial Officer          0.70% of common stock
of Atlantic BancGroup, and also serves
as outstanding Executive Vice
President and Chief Financial Officer
of the Bank, a position he has held
since the Bank's inception in 1996.
Mr. Young serves as
Secretary/Treasurer of Oceanside
Mortgage Group, Inc. Prior to joining
the Bank, Mr. Young was the Finance
Manager for the Loan and Investment
Operation Division of Barnett Bank,
Jacksonville, Florida from 1995 to
1997. He is a graduate of Jacksonville
University, Jacksonville, Florida and
the Graduate School of Retail Banking
Management at the University of
Virginia.
-----------------------------------

(1) Includes shares for which the named person:
        o  has sole voting and investment power,
        o has shared voting and investment power with a spouse, or o holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes o amount also includes shares that may be acquired by exercising stock warrants.

The Board of Directors of Atlantic BancGroup recommend that the shareholders vote "For" the election of three Class 1 Directors (terms to expire in 2001), three Class 2 Directors (terms to expire in 2002), and three Class 3 Directors (terms to expire in 2003) as presented.

Executive Compensation

     The following Summary Compensation Table shows compensation information regarding Michael Witherspoon, President and Chief Executive Officer of Atlantic BancGroup. No other executive officer received compensation at a level required to be reported herein by the Securities and Exchange Commission regulations.

                      ------------------------------------
                    ATLANTIC BANCGROUP, INC. PROXY STATEMENT
          1315 South Third Street, o Jacksonville Beach, Florida 32250         6

                                                     SUMMARY COMPENSATION TABLE
                                                                          Long-Term Compensation

                                            Annual Compensation                 Awards            Payouts
                                    ---------------------------------   ------------------------   -------
           (a)               (b)        (c)       (d)         (e)           (f)          (g)         (h)             (i)
   Name and Principal       Year    Salary($)  Bonus($)  Other Annual   Restricted   Securities     LTIP          All Other
        Position                                         Compensation     Awards     Underlying    Payouts    Compensations ($)
                                                             ($)                       Options       ($)
                                                                                       SARs (#)
 M. Michael Witherspoon     1999     $98,520     $500       $6,584         None         None        None            None
      President/CEO


Explanation of Columns

(c) Base Salary - total base salary paid during the calendar year. (d) Annual Cash Bonus Award - annual incentive award paid for results achieved during the calendar year.

(e) Other Annual Compensation - all additional forms of cash and non-cash compensation paid, awarded or earned. Amount includes $2,200 in director's fees and $4,384 for country club fees.

(f) Restricted Stock Awards - Stock awarded to an executive that carries vesting restrictions. (g) Securities Underlying Options - Grants of stock options made under the Company's 1996 Incentive Stock Option Plan.

(h) "LTIPs" - The dollar value of all payouts pursuant to long-term incentive plans. (i) All Other Compensation - All other compensation that does not fall under any of the aforementioned categories.

Benefits

     Officers of the Company are provided hospitalization, major medical, short- and long-term disability, dental insurance, and term life insurance under group plans on generally the same basis to all full-time employees.

Employment Contracts

     Atlantic BancGroup does not have an employment agreement with any of its officers.

Certain Relationships and Related Transactions

     Certain directors, officers and employees of Atlantic BancGroup and its subsidiaries are customers of and have banking relations with the Bank. Loans made to directors, executive officers and principal shareholders (defined as individuals owning 5% or more of Atlantic BancGroup's common stock) are governed under the provisions of Section 22(h) of the Federal Reserve Act. Section 22(h) requires that any loans made by the Bank to such individuals, or to any related interest of such individuals, must: (i) be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-affiliated parties and; (ii) not involve more than the normal risk of repayment or present other unfavorable features. These restrictions do not affect preferential loans to full-time employees who are not directors or executive officers of Atlantic BancGroup.

                      ------------------------------------
                    ATLANTIC BANCGROUP, INC. PROXY STATEMENT
          1315 South Third Street, o Jacksonville Beach, Florida 32250         7

         The following table sets forth information as to all directors and executive officers of Atlantic BancGroup, including members of their immediate families and affiliated entities, who had loans in the aggregate of $60,000 or more during the year ended December 31, 1999.


                                                        Maturity          Highest            Principal      Interest
Name and Position                      Date of          Date of           Balance            Balance at     Rate as of     Type of
or Relationship                         Loan             Loan            During 1999          12/31/99       12/31/99       Loan
---------------                         ----             ----            -----------          --------       --------       ----
Frank J. Cervone, D.M.D.               5/22/98           4/22/08        $202,139.38         $188,317.84         8.50%         CM
                                       5/12/99           5/15/04          30,260.57           27,364.05         7.75          IL

Triad Financial Services               4/15/99           4/15/02          15,156.45           12,082.65         7.75          IL
                                      11/24/98          11/24/00         300,000.00               -----         8.75          LOC
                                        1/8/98           1/15/03              -----               -----        11.50          LOC

Watson & Osborne, P.A.                 2/11/98           2/11/01         139,363.49              952.56         8.50          LOC

G. Keith Watson                        11/1/97          11/16/02          27,175.68           21,135.39         9.00          IL

Dennis M. Wolfson                     12/15/98           1/15/20         355,131.47          355,131.47         8.25          CM
                                      10/22/97          10/15/02          10,000.00               -----        11.50          LOC

---------------------------
Note: "CM" (Commercial  Mortgage Loan);  "IL"  (Installment  Fixed Rate Consumer
Loan); "LOC" (Line of Credit).
Securities Ownership of Management.

         As of the Record Date, all executive officers and directors of Atlantic BancGroup as a group, (a total of 10 persons), owned beneficially 126,110 shares of common stock, and 127,860 warrants (with a right to purchase an equal number of shares of common stock at $10.00 per share), or 31.12% of the common stock outstanding if all of the executive officers and directors exercised their warrants and no other shareholder exercised his or her warrants.

              PROPOSAL II - APPOINTMENT OF AUDITORS FOR FISCAL YEAR
                            ENDING DECEMBER 31, 2000

         The Board of Directors intends to retain the accounting firm of Stevens, Sparks & Company, P.A. as the independent auditors for Atlantic BancGroup and its subsidiaries for the fiscal year ending December 31, 2000. A representative from the firm of Stevens, Sparks & Company, P.A. is expected to be present at the Annual Meeting to respond to shareholder questions.

The Board of Directors recommends that shareholders vote "For" the appointment of Stevens, Sparks & Company, P.A. as the independent auditors for the fiscal year ending December 31, 2000.

                  PROPOSAL III - ADJOURNMENT OF ANNUAL MEETING

         Under this Proposal, we are seeking your approval to adjourn the Annual Meeting in the event that the number of proxies sufficient to approve Proposals I or II are not received by April 27, 2000. In order to permit proxies that have been received by Atlantic BancGroup at the time of the Annual Meeting to be voted, if necessary, for the adjournment, we are submitting the question of adjournment to permit further solicitation of proxies to approve any one or more of the proposals being submitted to the shareholders for their approval as a separate matter for consideration. If it is necessary to adjourn the Annual Meeting and the adjournment is for a period of less than 30 days, no notice of the time and place of the adjourned meeting need be given the shareholders, other than an announcement made at the Annual Meeting.

                      ------------------------------------
                    ATLANTIC BANCGROUP, INC. PROXY STATEMENT
          1315 South Third Street, o Jacksonville Beach, Florida 32250         8

The Board of Directors recommends that shareholders vote "For" the adjournment of the Annual Meeting.

                              SHAREHOLDER PROPOSALS

         In order to be eligible for inclusion in Atlantic BancGroup's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at our corporate office at 710 North Third Street, Jacksonville Beach, Florida 32250, no later than December 28, 2000. Any such proposals shall be subject to the requirements of the proxy rules (Regulation 14A) adopted under the Securities Exchange Act of 1934, as amended.

                    NOTICE OF BUSINESS TO BE CONDUCTED AT AN
                   ANNUAL MEETING AND SHAREHOLDER NOMINATIONS

         Our Bylaws provide an advance notice procedure for certain business, including nominations for directors, to be brought before an annual meeting. In order for a shareholder to properly bring business before an annual meeting, the shareholder must give written notice to the Corporate Secretary not less than ten days before the time originally fixed for such meeting.

                                  SOLICITATION

         The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting will be borne by Atlantic BancGroup. Proxies may be solicited by directors, officers or our regular employees, in person or by telephone, telegraph or mail. We are requesting persons, firms and corporations holding shares in their names, or in the names of their nominees for the benefit of others, to send proxy materials to and obtain proxies form such beneficial owners. Proxy holders will be reimbursed for their reasonable out-of-pocket expenses.

                      OTHER MATTERS WHICH MAY PROPERLY COME

                               BEFORE THE MEETING

         The Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies. If you do not wish to extend such authority, you may limit the proxy by marking the box on the reverse side of the Proxy Card.

                              FINANCIAL STATEMENTS

         Accompanying this Proxy Statement is the 1999 Form 10-KSB which includes Atlantic BancGroup's 1999 audited Financial Statements for Atlantic BancGroup and its subsidiaries. Form 10- KSB also serves as the Annual Report to Shareholders and the Annual Disclosure Statement. Atlantic BancGroup's Annual Report on Form 10-

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                    ATLANTIC BANCGROUP, INC. PROXY STATEMENT
          1315 South Third Street, o Jacksonville Beach, Florida 32250         9

KSB and the Annual Disclosure Statement is available at no charge. Any shareholder who would like an additional copy of these financial statements may contact David L. Young, Corporate Secretary, Atlantic BancGroup, Inc., 710 North Third Street, Jacksonville Beach, Florida 32250, telephone number (904) 247-9494.

         Atlantic BancGroup currently files the 34 Act periodic reports (including Form 10-KSB, Form 10-QSBs, Proxy Statements, etc.) with the
Securities and Exchange Commission. These periodic reports are filed electronically via EDGAR by Atlantic BancGroup and can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission maintains a web site that contains registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. Information filed by Atlantic BancGroup is available for review on this Web Site. The address of the Web Site is http://www.sec.gov.

Atlantic BancGroup, Inc.
Dated: March 15, 2000

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                    ATLANTIC BANCGROUP, INC. PROXY STATEMENT
          1315 South Third Street, o Jacksonville Beach, Florida 32250        10